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                                                              EXHIBIT 10(ii)(ab)

                                 AMENDMENT TO
                          J. C. PENNEY COMPANY, INC.
                     SUPPLEMENTAL TERM LIFE INSURANCE PLAN
                   FOR MANAGEMENT PROFIT-SHARING ASSOCIATES


     Effective as of January 1, 1995, the last sentence of Section 5.1 of the J.
C. Penney Company, Inc. Supplemental Term Life Insurance Plan for Management Profit-Sharing Associates is deleted in its entirety and the following two sentences are substituted in its stead:

     Premiums required of Participants will be treated as fixed premium payments, and neither the Participants nor any beneficiary will be entitled to any dividend, credit, refund, or rebate under any Policy on account of actual claims experience, investment performance, or similar factors, but all such dividends, credits, refunds, and rebates shall be the sole property of the Company, except to the extent that the aggregate amount of such dividends, credits, refunds, or rebates exceeds the aggregate payments made by the Participating Employers for the employer portion of the cost of premiums under the Policies. The amount of any such excess shall be applied by the Administrator in its discretion from time to time for the benefit of Participants or their beneficiaries.